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                                                                 Exhibit 99.1


                                  CHARLES M. SKIBO
                                   2265 ALBA WAY
                             DEERFIELD BEACH, FLA 33442
                               TELEPHONE: 954-426-2554







                                                       August 3, 1999




Ofer Gneezy
iBasis, Inc.
20 Second Avenue
Burlington, MA 01803

Dear Mr. Gneezy:

I hereby consent to be named as a director nominee to the Board of Directors of iBasis, Inc. in its Registration Statement on Form S-1 to be filed with the Securities Exchange Commission with respect to $75.0 million maximum aggregate selling price of its Common Stock, $.001 par value per share, and the filing of this consent as an exhibit to such Registration Statement.


                                                       Very truly yours,

                                                       /s/ Charles M. Skibo
                                                          ---------------------
                                                           Charles M. Skibo